REVISED APPENDIX

                         RULE 17F-5 DELEGATION AGREEMENT



             NAME OF FUND                                    EFFECTIVE DATE

UMB Scout Funds, on behalf of:
    UMB Scout Stock Fund                                      April 1, 2005
    UMB Scout Growth Fund                                     April 1, 2005
    UMB Scout Mid Cap Fund                                  October 31, 2006
    UMB Scout Small Cap Fund                                   May 8, 2003
    UMB Scout International Fund,
      formerly UMB Scout Worldwide Fund                      April 12, 2005
    UMB Scout International Discovery Fund                  December 31, 2007
    UMB Scout Bond Fund                                       April 1, 2005
    UMB Scout Money Market Fund - Federal Portfolio           April 1, 2005
    UMB Scout Money Market Fund - Prime Portfolio             April 1, 2005
    UMB Scout Tax-Free Money Market Fund                      April 1, 2005






                                          UMB SCOUT FUNDS


                                           /s/ Gary W. DiCenzo
                                          -----------------------------
                                          By:  Gary W. DiCenzo
                                          Title:  President
                                          Date:   11/15/07

                                          UMB BANK, N.A.


                                           /s/ Bonnie L. Johnson
                                          -----------------------------
                                          By:  Bonnie L. Johnson
                                          Title:  Vice President
                                          Date:   11/15/07